UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

AMERICAN SCIENCE AND ENGINEERING, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

THIS FILING CONSISTS OF A LETTER TO THE COMPANY’S STOCKHOLDERS DATED SEPTEMBER 1, 2005.

September 1, 2005

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY!

Dear Stockholder:

Recently, we mailed you proxy material in connection with the Annual Meeting of stockholders of American Science & Engineering, Inc., (“ASEI”) which is scheduled to be held on September 15, 2005.

Your board of directors has unanimously recommended to vote in favor of the director nominees and in favor of the 2005 equity and incentive plan.

Regardless of the number of shares you own, it is important that they are represented and voted at this meeting.  Please vote TODAY – by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

If you have already voted, please accept our thanks.  We appreciate your participation and continued support.  If you have any questions or need assistance in voting your shares, please call our proxy solicitor, D.F. King & Co., Inc. at 800-487-4870.

Very truly yours,

/s/ Anthony R. Fabiano

Anthony R. Fabiano
President and Chief Executive Officer